Exhibit 1.1

[•] CLASS A ORDINARY SHARES

AMTD DIGITAL INC.

CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

[•], 2021

AMTD Global Markets Limited

23/F-25/F Nexxus Building

41 Connaught Road Central

Hong Kong

Loop Capital Markets LLC

111 West Jackson Boulevard, Suite 1901

Chicago, IL 60604

U.S.A.

As representatives (the “Representatives”) of the several underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

AMTD Digital Inc., an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), proposes to sell [•] Class A ordinary shares (the “Firm Shares”), par value $0.0001 per share of the Company (the “Ordinary Shares”) in the form of [•] American Depositary Shares (the “American Depositary Shares” or “ADSs”). In addition, the Company proposes to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [•] additional Ordinary Shares on the terms set forth in Section 2 (the “Option Shares”) in the form of American Depositary Shares. The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

The Underwriters will take delivery of the Shares in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [•], 2021 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the holders and beneficial owners from time to time of the American Depositary Shares issued under the Deposit Agreement. Each five American Depositary Shares will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement. The Ordinary Shares of the Company represented by the American Depositary Shares are hereinafter referred to as the “Underlying Securities.”

1. Representations, Warranties and Agreements of the Company and AMTD Group Company Limited (“AMTD Group”). (A) The Company represents, warrants and agrees that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof is a “Preliminary Prospectus.” The Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter referred to as the “Pricing Prospectus.” The final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement:

“Applicable Time” means [•] [A.M.][P.M.] (New York City time) on [date].

“Effective Date” means the date and time at which a registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission.

“free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Pricing Disclosure Package” means the Pricing Prospectus together with the documents and pricing information set forth in Schedule III hereto and all the Issuer Free Writing Prospectuses set forth in Schedule V hereto.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(b) Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the Securities Act. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied with each request (if any) from the Commission for additional information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened, by the Commission.

(c) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications, with the consent of the Representatives, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VI hereto.

(e) The Company was not at the time of initial filing of the Registration Statement and is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Pricing Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VI hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted draft registration statement and draft registration statement amendments relating to the offer and sale of the Shares. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted or conflicts with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule V hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) The ADS Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and (ii) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(m) The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, to be in good standing or to have such power or authority would not have a Material Adverse Effect. The currently effective amended and restated memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on December 2, 2019, filed as Exhibit 3.1 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Delivery Date of the American Depositary Shares offered and sold hereunder, will continue to be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Delivery Date. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company and its Subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement.

(n) Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule VII hereto. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation with limited liability, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other requisite power and authority to own its property and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or where the failure to be so qualified, to be in good standing or to have such power or authority would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(o) The description of the transactions and events (the “Company’s Historical Development”) in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Corporate History and Structure” is true and correct in all material respects. The actions taken by the Company or each relevant Subsidiary as described in the Company’s Historical Development (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or each relevant Subsidiary is bound or to which the Company or each relevant Subsidiary is subject, except where such conflict, breach or violation would not have a Material Adverse Effect; (ii) nor will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or each relevant Subsidiary or any of their respective properties or assets; (iii) nor will such actions result in any violation of any provision of any constitutive documents of the Company or each relevant Subsidiary; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the Company’s Historical Development, except such as shall have been obtained or waived.

(p) (i) The description of the corporate structure of the Company and each of the agreements between the Company and AMTD Group (each a “Relationship Agreement” and collectively the “Relationship Agreements”), as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.4 through 10.7 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(ii) Each Relationship Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Relationship Agreement by the parties thereto, other than those as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations, and neither the corporate structure nor the Relationship Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore or the State of New York. There is no legal or governmental proceeding, inquiry or investigation pending against the Company and the Subsidiaries in any jurisdiction challenging the validity of any of the Relationship Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii) The execution, delivery and performance of each Relationship Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties of the Company or any of the Subsidiaries is subject, except in the case of (C) where such conflict, breach, violation or default would not have a Material Adverse Effect. Each Relationship Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Relationship Agreement. None of the parties to any of the Relationship Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the Relationship Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(q) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company. The description of this Agreement contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus is true and accurate in all material respects.

(r) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(s) Upon execution and delivery by the Depositary of the American Depositary Receipts (the “ADRs”) evidencing the ADSs against deposit of the Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADSs conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no limitations on the rights of holders of Underlying Securities, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(t) The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus.

(u) (i) All of the issued shares in the capital of the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Pricing Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Delivery Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Pricing Disclosure Package and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries, or obligations of any of the Company’s Subsidiaries to issue any share capital or direct interest in any of the Company’s Subsidiaries.

(v) (i) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States.

(w) Neither the Company nor any of the Subsidiaries is (i) in breach or violation of any provision of applicable law or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries, except, in the case of (i) and (iii), where such breach, violation or default would not have a Material Adverse Effect.

(x) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries.

(y) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the American Depositary Shares or otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(z) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes and schedules thereto, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with the International Financial Reporting Standards issued by the International Accounting Standard Board (the “IFRS”) applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(aa) Deloitte Touche Tohmatsu, who have certified certain financial statements of the Company and the Subsidiaries, whose report appears in the Pricing Prospectus and who have delivered the initial letter referred to in Section 7(k) hereof, are independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board.

(bb) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the IFRS. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with the IFRS and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Upon consummation of the offering of the Shares, the Company’s internal control over financial reporting will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the NYSE. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Board, a significant deficiency, material weakness, change in the Company’s internal control over financial reporting, fraud involving management or other employees who have a significant role in Company’s internal control over financial reporting, any violation of, or failure to comply with, laws or regulations governing Company’s internal control over financial reporting, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under the rules and regulations under the Exchange Act, the rules of the NYSE, with respect to independent directors who are members of the Audit Committee, the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the NYSE. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of the most recent balance sheet of the Company and its Subsidiaries reviewed or audited by Deloitte Touche Tohmatsu, there were no material weaknesses in the Company’s internal control over financial reporting.

(cc) (i) The Company and each of its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd) Since the date of the most recent balance sheet of the Company and its Subsidiaries reviewed or audited by Deloitte Touche Tohmatsu, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” set forth in the Registration Statement, the Pricing Prospectus and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ff) Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, except as disclosed therein, neither the Company nor any of its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term borrowings of the Company or any of its Subsidiaries or any material adverse change, or any development that the Company believes would have a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) (i) The Company and each of its Subsidiaries do not own any real property; (ii) each of the Company and its Subsidiaries has good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and (iii) all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries.

(hh) (i) The Company and each of its Subsidiaries have such permits, licenses and other approvals or authorizations of governmental or regulatory authorities (the “Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Permits; (iii) such Permits are valid and in full force and effect and contain no burdensome restrictions or conditions not described in the Registration Statement, the Pricing Prospectus or the Prospectus; (iv) the Company and each of its Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits; and (v) neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except where, in the case of (i), (ii), (iv), and (v), the failure possess, comply, perform or renew such Permits would not have a Material Adverse Effect.

(ii) The Company and each of its Subsidiaries (i) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or have the right to use the same would not have a Material Adverse Effect, and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others except where such conflict would not have a Material Adverse Effect.

(jj) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk) There are no contracts or other documents required to be described in the Registration Statement or the Pricing Prospectus and the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Registration Statement, the Pricing Prospectus and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its Subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ll) The statements made in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales,” “Taxation” and “Underwriting,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mm) The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All material policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(nn) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers, affiliates or controlling persons of the Company, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is not so described.

(oo) (i) The Company and each of its Subsidiaries have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to file tax returns or pay taxes would not reasonably be expected to have a Material Adverse Effect and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries) that would have a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(pp) Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its American Depositary Shares, including the current and anticipated valuation of its assets, the Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(qq) No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, income or other taxes or duties are payable by or on behalf of the Underwriters to the government of the United States, the British Virgin Islands, Hong Kong, Singapore or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company or the deposit of the Ordinary Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the American Depositary Shares representing the Ordinary Shares to purchasers thereof by the Underwriters in the manner contemplated herein, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(rr) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reputable and reliable in all material respects, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ss) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be an “investment company” or a company required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(tt) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”). Each officer, director and certain shareholders of the Company have furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(uu) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(vv) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ww) The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xx) The American Depositary Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the New York Stock Exchange (the “NYSE”).

(yy) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

(zz) No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists, or, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries The Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the Company’s knowledge, is imminent.

(aaa) Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or their respective affiliates, has in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries offered, made, or caused to make, directly or indirectly: (i) any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) any bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) any other improper payment to any other person or entity to obtain or keep business or to secure some other business advantage that has violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery statute or regulation (collectively, the “Anti-Corruption Laws”). The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the Anti-Corruption Laws, and have instituted and maintained and enforced, and will continue to maintain and enforce policies and procedures with associated internal controls designed to ensure, and which are reasonably expected to ensure, that violations of anti-corruption laws can be prevented, detected, and deterred. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(bbb) The operations of the Company and its Subsidiaries and are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ccc) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(ddd) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule V hereto.

(eee) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such entity.

(fff) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ggg) None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, Singapore, the British Virgin Islands, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, Singapore, the British Virgin Islands, the State of New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 21 hereof and Section [•] of the Deposit Agreement.

(hhh) The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong, Singapore and the British Virgin Islands and will be honored by courts in the Cayman Islands, Hong Kong, Singapore and the British Virgin Islands, subject to the conditions and restrictions described in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Enforceability of Civil Liabilities.” The Company has the power to submit, and pursuant to Section 20 hereof and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 20 hereof and Section [•] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof and Section [•] of the Deposit Agreement.

(iii) Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands, Hong Kong or the British Virgin Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands, Hong Kong and the British Virgin Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands, Hong Kong or in the British Virgin Islands, or that any stamp or similar tax in the Cayman Islands, Hong Kong, Singapore or in the British Virgin Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Hong Kong and the British Virgin Islands, subject to the conditions and restrictions described in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Enforceability of Civil Liabilities”. The Company is not aware of any reason why the enforcement in the Cayman Islands or the British Virgin Islands of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the British Virgin Islands.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(B) Representations, Warranties and Agreements of AMTD Group. AMTD Group represents, warrants and agrees that:

(a) This Agreement has been duly authorized, executed and delivered by AMTD Group.

(b) The execution, delivery and performance of this Agreement by AMTD Group will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of AMTD Group, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which AMTD Group is a party or by which AMTD Group is bound or to which any of the property or assets of AMTD Group is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of AMTD Group; or (iii) result in any violation of any statute or any judgment, order or decree of any governmental body, agency or court having jurisdiction over AMTD Group, except in the case of (i) and (iii) where such conflict or violation would not have a Material Adverse Effect.

(c) To the knowledge of AMTD Group, none of the Registration Statements, the Pricing Prospectus, the Prospectus, or any amendments or supplements thereto contains any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such document in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(d) Each Relationship Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of AMTD Group, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Relationship Agreement by the parties thereto, other than those as described in the Registration Statement, the Pricing Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. None of the Relationship Agreements violates, breaches, contravenes or otherwise conflicts with its governing laws. There is no legal or governmental proceeding, inquiry or investigation pending against AMTD Group in any jurisdiction challenging the validity of any of the Relationship Agreements, and to the knowledge of AMTD Group, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(e) The execution, delivery and performance of each Relationship Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of AMTD Group pursuant to (i) the constitutive or organizational documents of AMTD Group, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over AMTD Group or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which t AMTD Group is a party or by which AMTD Group is bound or to which any of the properties of AMTD Group is subject, except, in the case of (iii), where such conflict, breach , violation or default would not have a Material Adverse Effect. Each Relationship Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Relationship Agreement. None of the parties to any of the Relationship Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the Relationship Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(f) Neither AMTD Group nor any of its subsidiaries or their respective affiliates, nor any director, officer or employee thereof nor, to AMTD Group’s knowledge, any agent or representative of AMTD Group or of any of its subsidiaries or their respective affiliates, has in the course of its actions for, or on behalf of, AMTD Group or any of its subsidiaries offered, made, or caused to make, directly or indirectly: (i) any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) any bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the FCPA) or domestic government official; or (iii) any other improper payment to any other person or entity to obtain or keep business or to secure some other business advantage that has violated or is in violation of any provision of the Anti-Corruption Laws. AMTD Group and its subsidiaries and, to the knowledge of AMTD Group, AMTD Group’s affiliates, have conducted their respective businesses in compliance with the Anti-Corruption Laws, and have instituted and maintained and enforced, and will continue to maintain and enforce policies and procedures with associated internal controls designed to ensure, and which are reasonably expected to ensure, that violations of anti-corruption laws can be prevented, detected, and deterred. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving AMTD Group or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of AMTD Group, threatened.

(g) The operations of AMTD Group and its subsidiaries and are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving AMTD Group or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of AMTD Group, threatened.

(h) Neither AMTD Group nor any of its subsidiaries nor, to the knowledge of AMTD Group, after due inquiry, any director, officer, agent, employee or affiliate of AMTD Group or any of its subsidiaries is: (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea). AMTD Group and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

2. Purchase of the Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [•] Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to [•] additional Option Shares. Such option is exercisable in the event that the Underwriters sell more Ordinary Shares than the number of Firm Shares in the offering and as set forth in Section 4 hereof. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $[•] per share.

The Company is not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

3. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at [10:00] A.M., New York City time, on [Date] or at such other date or place as shall be determined by agreement between the Representatives and the Company, not later than [Date]. This date and time are hereinafter referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Shares being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Delivery Date,” and the Initial Delivery Date and any Option Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Shares Delivery Date, the Company shall deliver, or cause to be delivered, the Option Shares, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Shares being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADS Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement and the ADS Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly, without charge, to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the ADS Registration Statement, or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including but not limited to Rule 158 under the Securities Act).

(ix) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(x) To endeavor to qualify the Shares and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(xi) To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(xii) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and Securities that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities or securities convertible into or exercisable or exchangeable for Securities, whether any such transaction described in (A) or (B) is to be settled by delivery of Securities or other securities, in cash or otherwise, (C) file a registration statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters. The foregoing restrictions during the Lock-Up Period shall not apply to (1) the Securities to be sold hereunder, (2) Securities to be offered or sold in an underwritten public offering, (3) transactions relating to Securities or other securities acquired in the open market, or (4) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (a) such plan does not provide for the transfer of Securities or securities convertible into or exercisable or exchangeable for Securities during the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities or securities convertible into or exercisable or exchangeable for Securities may be made under such plan during the Lock-Up Period.

(xiii) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as the Representatives may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xiv) To apply the net proceeds from the sale of the Shares being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds,” and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations.

(xv) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xvi) To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Initial Delivery Date and each applicable Option Delivery Date.

(xvii) (A) Not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the offering, to use its commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (C) to use its commercially reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii) To use commercially reasonable effort to rectify or cure any non-compliance and maintain compliance with laws and regulations applicable to the Company’s operations.

(xix) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Shares or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xx) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xxi) To comply with the Sarbanes-Oxley Act and all applicable rules of the NYSE upon consummation of the offering of the Shares.

(xxii) Prior to the Delivery Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(xxiii) To deliver to each Underwriter (or its agent), prior to or at the Delivery Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(xxiv) The Company and its affiliates will not take, and cause each of its Subsidiaries not to take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xxv) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Underlying Securities and the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid in respect of any such taxes, duties or charges to the extent such taxes, duties or charges (A) are in respect of any income, capital gains or franchise, taxes that would not have been imposed but for a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement); or (B) would not have been imposed but for the failure of the recipient to provide, upon reasonable request, any customary or required certification, identification or other documentation concerning such recipient’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges, that would be necessary in order to reduce or eliminate such taxes, duties or charges, to the extent that such Underwriter is legally entitled to do so.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. [The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incidental to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Underlying Securities and the ADSs; (b) the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Underlying Securities and the ADSs; (e) any required review by the FINRA of the terms of sale of the Shares; (f) the listing of the Underlying Securities and the ADSs on the NYSE; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); [(h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters);] (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the ADSs, including, without limitation, reasonable expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show, in each case as pre-approved by the Company; (j) all other costs and expenses incident to the performance of the obligations of the Company.] [It is understood, however, that the Underwriters will pay all of the fees of their counsel on a pro rata basis according to the allocation among the underwriters listed in Schedule I hereto.]

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and AMTD Group contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof in all material aspects; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underlying Securities and ADSs, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Underwriters shall have received on each Delivery Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on each Delivery Date, an opinion of Travers Thorp Alberga, Cayman Islands counsel for the Company, dated such Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on each Delivery Date, an opinion or opinions of Travers Thorp Alberga, British Virgin Islands counsel for the Company, dated such Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on each Delivery Date, an opinion of Clifford Chance Pte. Ltd., Singapore counsel for the Company, dated such Delivery Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on each Delivery Date, an opinion of Justin Chow & Co., Solicitors LLP, Hong Kong counsel for the Company, dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above shall be addressed to the Underwriters and shall so state therein.

(h) The Underwriters shall have received on each Delivery Date, an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Underwriters, dated such Delivery Date, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received on each Delivery Date, an opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters.

(j) At the time of execution of this Agreement, the Representatives shall have received from Deloitte Touche Tohmatsu a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(k) With respect to the letter of Deloitte Touche Tohmatsu referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter; provided that the letter delivered on each Delivery Date shall use a “cut-off date” not earlier than the date hereof.

(l) The Company shall have furnished to the Representatives a certificate, dated each Delivery Date, of its Chief Executive Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m) AMTD Group shall have furnished to the Representatives on a certificate, dated each Delivery Date, of an executive officer, in which such officer shall state that the representations and warranties of AMTD Group in this Agreement are true and correct on and as of such Delivery Date.

(n) The Company shall have furnished to the Representatives on the date hereof and on each Delivery Date, a certificate, dated such date and signed by the chief financial officer of the Company in form and substance satisfactory to the Underwriters, with respect to (i) certain operating data and financial figures contained in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) the Company’s financial results following the date of the most recent financial statements included in the Pricing Prospectus and the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(q) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and deliver of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r) The NYSE shall have approved the Shares for listing, subject only to official notice of issuance.

(s) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transaction contemplated hereby.

(t) The Lock-Up Agreements between the Representatives and the officers, directors and certain shareholders of the Company set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(u) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, each directors, officers and employees of an Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Underlying Securities and the ADSs), to which that Underwriter, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Pricing Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”), (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Underlying Securities and the ADSs, including any “road show” (as defined in Rule 433 under the Securities Act) and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Underlying Securities and the ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, or any director, officer, employee or controlling person of that Underwriter, or any affiliates of an Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (y) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (z) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the only such information furnished by any Underwriter consists of the concession figures appearing in the fifth paragraph, and the addresses of the Representatives appearing in the tenth paragraph and the disclosure on sales to discretionary accounts appearing in the sixth paragraph under the caption “Underwriting” in the Pricing Prospectus and the Prospectus.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased exceeds one-eleventh of the total number of shares of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(o) shall have occurred.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company and AMTD Group acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company or AMTD Group and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company or AMTD Group, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company or AMTD Group, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and AMTD Group. The Company and AMTD Group hereby waive any claims that the Company or AMTD Group may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate of the Underwriters becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to AMTD Global Markets Limited, 23/F-25/F Nexxus Building, 41 Connaught Road Central, Hong Kong, Attention: Investment Banking Department (Fax: +852 3163 3289); Loop Capital Markets LLC, 111 West Jackson Boulevard, Suite 1901, Chicago, IL 60604, U.S.A., Attention: Sidney Dillard (Email: Sidney.dillard@loopcapital.com); and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: [•] (Fax: [•]).

(c) if to AMTD Group, shall be delivered or sent by mail or facsimile transmission to 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong, Attention: [•] (Fax: [•]).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, AMTD Group and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 12 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 12 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20. Submission to Jurisdiction, Etc. The Company and AMTD Group hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and AMTD Group irrevocably appoints Puglisi & Associates, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and AMTD Group by the person serving the same to the address provided in Section 15 shall be deemed in every respect effective service of process upon the Company or AMTD Group in any such suit or proceeding. The Company and AMTD Group further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

21. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

22. Judgment Currency. The obligation of the Company and AMTD Group in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and AMTD Group agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or AMTD Group an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

23. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

25. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, AMTD Group and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, AMTD DIGITAL INC.
By:
Name:
Title:

AMTD GROUP COMPANY LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the date

first above written

Acting on behalf of itself and as a

Representative of the several Underwriters

AMTD Global Markets Limited

By:
Names: [•]
Title: [•]

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the date

first above written

Acting on behalf of itself and as a

Representative of the several Underwriters

Loop Capital Markets LLC

By:
Names: [•]
Title: [•]

SCHEDULE I

Underwriters	Number of Shares of Firm Shares	Maximum Number of Shares of Option Shares
AMTD Global Markets Limited
Loop Capital Markets LLC.
Maxim Group LLC
Livermore Holdings Limited

Total

I-1

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

All directors and executive officers of the Company:

•	Timothy Wai Cheung Tong

•	Nimil Rajnikant Parekh

•	Frederic Lau

•	Mark Chi Hang Lo

•	Xavier Ho Sum Zee

Certain shareholders of the Company:

II-1

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price of US$[•] per ADS

2. Base offering size of [•] ADSs

III -1

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Insert list of certain “road show” materials

IV -1

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

Insert list of all “Issuer Free Writing Prospectuses”

V -1

SCHEDULE VI

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Insert list of all Written Testing-the-Waters Communications

VI -1

SCHEDULE VII

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation

AMTD Digital Solutions Power Pte. Ltd.	Singapore

AMTD Digital Financial Holdings Limited	British Virgin Islands

AMTD Digital Media Holdings Limited	British Virgin Islands

AMTD Digital Investments Holdings Limited	British Virgin Islands

AMTD Digital Connectors Holdings Limited	British Virgin Islands

AMTD Digital Solutions Pte. Ltd.	Singapore

PolicyPal Group Limited	British Virgin Islands

AMTD Biomedical Investment Limited	British Virgin Islands

AMTD Investment Solutions Limited	British Virgin Islands

AMTD Direct Investment I Limited	British Virgin Islands

AMTD Singapore Solidarity Fund Pte. Ltd.	Singapore

PolicyPal Pte. Ltd.	Singapore

AMTD Principal Investment Solutions Group Limited	British Virgin Islands

Applaud Digital Solutions Pte. Ltd.	Singapore

PolicyPal Tech Pte. Ltd.	Singapore

BaoXian BaoBao Pte. Ltd.	Singapore

AMTD Digital Media Limited	Hong Kong

AMTD Digital Media Solutions Pte. Ltd.	Singapore

AMTD Direct Investment III Limited	British Virgin Islands

AMTD (Singapore) Group Holdings Ltd.	British Virgin Islands

VII-1

AMTD Risk Solutions Limited	British Virgin Islands

AMTD Digital Holdings Pte. Ltd.	Singapore

AMTD Risk Solutions Group Limited	Hong Kong

Singa Digital Pte. Ltd.	Singapore

AMTD Solidarity Fund 1 Pte. Ltd.	Singapore

AMTD Solidarity Fund 2 Pte. Ltd.	Singapore

AMTD Solidarity Fund 3 Pte. Ltd.	Singapore

AMTD Solidarity Fund 4 Pte. Ltd.	Singapore

AMTD Solidarity Fund 5 Pte. Ltd.	Singapore

VII-2

EXHIBIT A

LOCK-UP LETTER

AMTD Global Markets Limited

23/F-25/F Nexxus Building

41 Connaught Road

Central, Hong Kong

Loop Capital Markets LLC

111 West Jackson Boulevard, Suite 1901

Chicago, IL 60604

U.S.A.

Ladies and Gentlemen:

The undersigned understands that you (the “Representatives”) and certain other firms (together with the Representatives, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) in the form of American Depositary Shares (the “American Depositary Shares” and together with the Ordinary Shares, the “Securities”), of AMTD Digital Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and that the Underwriters propose to reoffer the Securities to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Securities that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities or securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereinafter acquired, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing; for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to Securities acquired in the Offering, (b) transactions relating to Securities or other securities acquired in the open market after the completion of the Offering, (c) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (c) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided, further, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Securities that is directed in writing by the Company, (ii) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company named therein and the Underwriters.

This Lock-Up Agreement is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature page follows]

Very truly yours,

By:
Name:
Title:

Dated:

[Signature Page to Lock-up Letter]

EXHIBIT B

Form of Press Release

AMTD Digital Inc.

[Insert date]

AMTD Digital Inc., (the “Company”) announced today that AMTD Global Markets Limited, Loop Capital Markets LLC, the joint book-running managers in the Company’s recent public sale of [•] Class A ordinary shares in the form of [•] American depositary shares are [waiving] [releasing] a lock-up restriction with respect to the Company’s [•] ordinary shares (“Shares”) held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], and the Shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1